Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Scinai Immunotherapeutics Ltd. of our report dated May 7, 2025, relating to the financial statements, which appear in Scinai Immunotherapeutics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Kesselman & Kesselman

Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

November 12, 2025